                                                                  EXHIBIT 3.1(b)

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        HAYES WHEELS INTERNATIONAL, INC.


                 FIRST: The name of the Corporation is HAYES WHEELS INTERNATIONAL, INC. (hereinafter the "Corporation").

                 SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                 THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                 FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ___________shares of Common Stock, each having a par value of one cent ($.01) and _______ shares of Preferred Stock, each having a par value of one cent ($.01)(1).

                 The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the


____________________
(1) In the event that any stockholder of the Corporation is limited pursuant to applicable governmental regulations in holding or owning voting Common Stock of the Corporation, this Article may be amended to provide for a class of non-voting or reduced-voting Common Stock.

issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                 FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                 (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.


                 (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                 (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                 (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corpo-ration shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                 (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                 SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                 SEVENTH: No stockholder action required to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

                 EIGHTH: From and commencing after the [1996] annual meeting of stockholders, the Board of Directors shall be divided into three classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the Board of Directors. The term of office of the Class 1 Directors will first expire at the first annual meeting of stockholders after their election; the term of office of the Class 2 Directors will first expire at the second annual meeting of stockholders after their election; and the term of office of the Class 3 Directors will first expire at the third annual meeting of stockholders after their election, and in each case until their successors are duly elected and qualified. At each annual meeting of stockholders after the initial classification of Directors, successors to the class of Directors whose terms expire at that annual meeting of stockholders shall be elected by stockholders for a three-year term and until their successors are duly elected and qualified. Any Director elected to fill a vacancy resulting from an increase in any class or from the removal from office, death, disability, resignation or disqualification of a Director or other cause shall hold office for the remaining term of the class in which such vacancy existed. Except as otherwise provided herein, no decrease in the size of the Board of Directors shall have the effect of removing or shortening the term of any incumbent Director. Except as otherwise provided herein, increases in the size of the Board of Directors will be distributed among the classes so as to render the classes as nearly equal in size as practicable. Whenever the holders of shares of any series of Serial Preferred Stock issued pursuant to the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of Serial Preferred Stock shall have the right, voting as a separate class, to elect Directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the terms of such resolution or resolutions, as the case may be, and such directorships shall not be divided into serial classes or otherwise subject to this Article EIGHTH unless expressly so provided therein.

                 NINTH: The By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such alterations, amendments or repeals must be approved by an affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office, except that any amendment of (i) Sections 2 and 6 of Article II of the By-Laws, (ii) Sections 1, 2 and 3 of Article III of the By-Laws and (iii)
Article VIII of the By-Laws shall require either (x) the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote thereon or (y) the affirmative vote of a majority of the Board of Directors.

                 TENTH: Notwithstanding anything contained in this Certificate of Incorporation or the By-Laws to the contrary, any provision herein or in the By-Laws which provides for more than a majority vote for any action may only be amended or repealed by a supermajority vote equal to the supermajority vote called for in such provision.

                 ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.